EXHIBIT 23.1


                         MOORE & ASSOCIATES, CHARTERED
                            ACCOUNTANTS AND ADVISORS
                                PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the registrations statement on Form SB2 of Caddystats, Inc, of our report dated March 20, 2007 on our audit of the financial statements of Caddystats, Inc as of November 30, 2006 and August 31, 2006 and the related statements of operations, stockholders' equity and cash flows from inception June 5, 2006 through November 30, 2006 and for the periods then ended, and the reference to us under the caption "Experts."








/s/ MOORE & ASSOCIATES, CHARTERED
_________________________________
    Moore & Associates, Chartered
    Las Vegas, Nevada


March 27, 2007



















               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                        (702)253-7511 FAX (702)253-7501